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                                    EXHIBIT A
                             JOINT FILING AGREEMENT

         Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned persons hereby agrees and consents to the filing of a single Schedule 13D with the Securities and Exchange Commission on behalf of Fidra Holdings, Ltd., Iain Brown and Iain H.T. Brown in connection with their beneficial ownership of securities of Syndicated Food Service International, Inc.

                                             FIDRA HOLDINGS, LTD.


Dated:  October 16, 2003                     By:  /s/ Iain Brown
                                                ------------------------------
                                                Iain Brown, Managing Member



                                             IAIN BROWN


Dated:  October 16, 2003                     By:  /s/ Iain Brown
                                                ------------------------------
                                                Iain Brown



                                             IAIN H.T. BROWN


Dated:  October 16, 2003                     By:  /s/ Iain H.T. Brown
                                                ------------------------------
                                                Iain H.T. Brown